UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported): January 14, 2015

                               CREATIVE LEARNING CORPORATION
                   (Exact name of registrant as specified in its charter)


     Delaware                        000-52883                  20-445603
---------------------------    ----------------------     --------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation or organization)                          Identification No.)

                 701 Market, Suite 113, St. Augustine, FL 32095
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

            Registrant's telephone number, including area code : (904) 824-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 4.02  Non-Reliance on Previously  Issued Financial  Statements or a Related
           Audit Report or Completed Interim Review

On January 14, 2015, the Company filed its Form 10-K report for the fiscal year ended September 30, 2014. At the time the Company filed its annual report on Form 10-K (the "Original Filing") it mistakenly believed it had obtained proper authorization from its independent registered public accounting firm, Hartley Moore Accountancy Corporation (HMCPA) to file their Report of Independent Registered Public Accounting Firm ( the "Auditors' Report") and the Company's Form 10K. Therefore, the Company, as advised by HMCPA on January 14, 2015, deemed the Original Filing to be non-compliant pursuant to SEC Rules and Regulations. As a result, the financial statements and the Auditors' Report included therein should not be relied upon due to HMCPA not authorizing the issuance of their audit report and the Form 10-K. The Company intends to file an amended Annual Report on Form 10-K/A (Amended Filing) once HMCPA authorizes the issuance of their Auditors' Report and the Form 10-K/A. Any differences between the Original Filing and the Amended Filing will be identified in the Amended Filing. As of the date of this filing, management does not believe there will be any significant differences between the Original Filing and the Amended Filing.

The Board of Directors has discussed the matter in this Form 8-K pursuant to
Item 4.02(b) with the Company's independent registered public accounting firm, HMCPA.


Item 9.01   Financial Statements and Exhibits

Number      Description

  7 Letter from the Company's independent accountant regarding non-reliance on a previously issued audit report, or completed interim review.






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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 20, 2015.                CREATIVE LEARNING CORPORATION



                                       By:/s/ Brian Pappas
                                          ------------------------------------
                                          Brian Pappas, Chief Executive Officer






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